UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2009 (September 17, 2009)
Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)
Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield,	06002
Connecticut
(Address of Principal Executive Offices)	(Zip Code)
(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     New Revolving Credit Agreement
     On September 17, 2009, Kaman Corporation (the “Corporation”), as borrower, entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A. (“Bank of America”) and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, as Administrator and Collateral Agent, RBS Citizens, National Association (“RBS Citizens”), as Syndication Agent and the lenders signatory thereto (such lenders collectively, the “Revolving Loan Lenders”). The Revolving Credit Agreement replaces the Corporation’s existing Revolving Credit Agreement dated as of August 5, 2005, as amended through October 29, 2008 (the “Replaced Credit Agreement”).
     Under the terms of the Revolving Credit Agreement, the Revolving Loan Lenders are providing a $225,000,000 revolving credit facility to the Corporation, under which the Revolving Loan Lenders may make revolving loans and issue Letters of Credit to or for the benefit of the Corporation and its subsidiaries. In addition, nine domestic subsidiaries of the Corporation (the “Guarantors”) have acted as unconditional guarantors of the Corporation’s payment and other obligations under the Revolving Credit Agreement. The Revolving Credit Agreement has a term of three (3) years.
     The terms of the Revolving Credit Agreement include the following:
     1) Revolving Credit: an aggregate $225 million three-year revolving credit facility, which includes sublimits for the issuance of standby letters of credit, swingline loans and multicurrency borrowings in certain specified foreign currencies.
     2) Fees and Interest Rates. Facility fees and interest rates are determined on the basis of a base rate and an applicable margin based upon the Corporation’s Consolidated Senior Secured Leverage Ratio (as defined in the Revolving Credit Agreement).
     3) Accordion Feature: Provisions permitting the Corporation from time to time to increase the aggregate amount of the credit facility by up to $75 million with additional commitments from the Revolving Loan Lenders, as they may agree, or new commitments from financial institutions acceptable to the Co-Administrative Agents and the Corporation in their reasonable discretion.
     4) Prepayment: Provisions permitting the Corporation to prepay borrowings in whole or in part at any time without premium or penalty, subject to reimbursement of certain costs of the Revolving Loan Lenders, and permitting the Corporation to irrevocably cancel, in whole or in part, the unutilized portion of the commitments under the Revolving Credit Agreement in excess of the outstanding Loans, the stated amount of all outstanding Letters of Credit and all unreimbursed amounts drawn under any Letters of Credit.
     5) Corporation Covenants: Provisions containing covenants required of the Corporation and its subsidiaries, including various affirmative and negative financial and operational covenants.
     The above summary of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.
     Amended and Restated Term Loan Credit Agreement
     On September 17, 2009, the Corporation, as borrower, entered into an Amended and Restated Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with Bank of America and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, as Administrator and Collateral Agent and the lenders signatory thereto (such lenders collectively, the “Term Loan Lenders”). The Term Loan Credit Agreement was originally entered into on October 29, 2008, and is in addition to the Company’s new Revolving Credit Agreement, discussed above.
     The terms of the Term Loan Credit Agreement, as amended, now include the following:
     1) Term Loan: A $50 million facility (original principal amount as of October 29, 2008) with a term expiring on October 29, 2012, including quarterly payments of principal (which commenced on March 31, 2009) at the rate of 2.5% with 62.5% of the initial aggregate principal payable in the final quarter.
     2) Interest Rates. Interest rates are determined on the basis of a base rate and an applicable margin based on the Corporation’s credit rating from Standard & Poor’s.
     3) Increase Option: Provisions permitting the Corporation from time to time to incur, on no more than two occasions, up to $50 million in aggregate amount of additional term loans with additional commitments from the Term Loan Lenders, as they may agree, or new commitments from financial institutions acceptable to the Co-Administrative Agents and the Corporation in their reasonable discretion, and otherwise on terms satisfactory to the Term Loan Lenders.
     4) Prepayment: Provisions permitting the Corporation to prepay borrowings in whole or in part at any time without premium or penalty, subject to reimbursement of certain Term Loan Lender costs, and otherwise on substantially the same terms as the Revolving Credit Agreement.
     5) Company Covenants: Provisions containing covenants required of the Corporation and its subsidiaries including various affirmative and negative financial and operational covenants, which are the same as those in place under the Revolving Credit Agreement.
     The above summary of the Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

     Security Agreement
     On September 17, 2009, the Corporation and the Guarantors entered into a Security Agreement with Bank of America, as Collateral Agent, to secure the performance of all payment and other obligations of the Corporation and the Guarantors under each of the Revolving Credit Agreement and the Term Loan Credit Agreement, and the loan documents related to each such Credit Agreement. Under the Security Agreement, the Corporation and each of the Guarantors have granted to the Collateral Agent, for the benefit of the Secured Parties as defined in each Credit Agreement, a lien upon and first priority security interest in (and pledge and assignment of), substantially all of the assets and property of the Corporation and each of the Guarantors, now owned or hereafter acquired, wherever located, other than real property (collectively, the “Collateral”), subject to certain specific limitations.
     The Collateral also includes: (i) all equity interests held by the Corporation and each Guarantor in their respective domestic subsidiaries; (ii) 66 % of the equity interests held by the Corporation and each Guarantor in their respective first tier foreign subsidiaries, and (iii) certain specified patents, patent rights and trademarks, service marks and trademark and service mark rights and copyrights owned by the Corporation and the Guarantors, but excludes certain equipment for sale acquired by the Corporation pursuant to the Corporation’s Settlement Deed with the Commonwealth of Australia, dated March 12, 2008, as amended.
     The Security Agreement shall terminate upon satisfaction in full of all payment and other obligations (excluding any obligation with respect to certain cash management agreements, secured hedge agreements or secured lines) under the Revolving Credit Agreement and the Term Loan Credit Agreement (and other loan documents related thereto).
     The above summary of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.
     Intercreditor Agreement
     On September 17, 2009, Bank of America, as Administrator under the Revolving Credit Agreement, as Administrator under the Term Loan Credit Agreement and as Collateral Agent, entered into an intercreditor agreement (the “Intercreditor Agreement”), acknowledged by the Corporation and each of the Guarantors, pursuant to which the Revolving Loan Lenders, the Term Loan Lenders and the Collateral Agent have agreed to certain priorities for the payment of the obligations under the Revolving Credit Agreement and the Term Loan Credit Agreement under certain circumstances.
     The above summary of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a complete copy of which is attached hereto as Exhibit 10.4 and is hereby incorporated by reference.
     The Company maintains a variety of relationships with a number of the lenders that are parties to the Revolving Credit Agreement and the Term Loan Credit Agreement, including comprehensive banking services that involve the majority of the Corporation’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs, corporate purchase card services, as well as master trust and investment advisory services for a portion of the Kaman Corporation Employees’ Pension Plan.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The descriptions of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Security Agreement and the Intercreditor Agreement set forth under Item 1.01 above are hereby incorporated by reference in their entirety into this Item 2.03.
Item 8.01 Other Events
     On September 18, 2009, the Corporation issued a press release announcing the entry into the Revolving Credit Agreement, the Term Loan Credit Agreement, the Security Agreement and the Intercreditor Agreement. A copy of the Corporation’s September 18, 2009 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1	Revolving Credit Agreement dated as of September 17, 2009 by and among the Corporation, Bank of America, N.A. and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, N.A., as Administrator and Collateral Agent, RBS Citizens, National Association, as Syndication Agent, and various Lenders signatory thereto.

10.2	Amended and Restated Term Loan Credit Agreement dated as of September 17, 2009 by and among the Corporation, Bank of America, N.A. and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, N.A., as Administrator and Collateral Agent, and various Lenders signatory thereto.

10.3	Security Agreement dated as of September 17, 2009 by and among the Corporation, the Domestic Subsidiary Guarantors (as defined in the Revolving Credit Agreement) and Bank of America, N.A., as Collateral Agent.

10.4	Intercreditor Agreement dated as of September 17, 2009 by and among Bank of America, N.A., as Collateral Agent, Bank of America, N.A., as Revolving Loan Administrator, and Bank of America, N.A., as Term Loan Administrator, and acknowledged and agreed to by the Corporation and certain subsidiaries of the Corporation signatory thereto.

99.1	Press Release of the Corporation dated September 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION
By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and Chief Financial Officer

Date: September 18, 2009

KAMAN CORPORATION AND SUBSIDIARIES
Index to Exhibits

Exhibit	Description

10.1	Revolving Credit Agreement dated as of September 17, 2009 by and among the Corporation, Bank of America, N.A. and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, N.A., as Administrator and Collateral Agent, RBS Citizens, National Association, as Syndication Agent, and various Lenders signatory thereto.	Attached

10.2	Amended and Restated Term Loan Credit Agreement dated as of September 17, 2009 by and among the Corporation, Bank of America, N.A. and The Bank of Nova Scotia, as Co-Administrative Agents, Bank of America, N.A., as Administrator and Collateral Agent, and various Lenders signatory thereto.	Attached

10.3	Security Agreement dated as of September 17, 2009 by and among the Corporation, the Domestic Subsidiary Guarantors (as defined in the Revolving Credit Agreement) and Bank of America, N.A., as Collateral Agent.	Attached

10.4	Intercreditor Agreement dated as of September 17, 2009 by and among Bank of America, N.A., as Collateral Agent, Bank of America, N.A., as Revolving Loan Administrator, and Bank of America, N.A., as Term Loan Administrator, and acknowledged and agreed to by the Corporation and certain subsidiaries of the Corporation signatory thereto.	Attached

99.1	Press Release of the Corporation dated September 18, 2009.	Attached